UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		May 3, 2012
PACIFIC PREMIER BANCORP, INC.
(Exact name of registrant as specified in its charter)
DELAWARE	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1600 Sunflower Ave, Second Floor, Costa Mesa, CA		92626
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code	(714) 431-4000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On April 27, 2012, Pacific Premier Bancorp, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report that the Company had issued a press release on April 27, 2012,  announcing that its wholly owned subsidiary, Pacific Premier Bank (the “Bank”), had acquired all of the deposits and essentially all of assets of  Palm Desert National Bank (“Palm Desert National”) located in Palm Desert, California, from the Federal Deposit Insurance Corporation (“FDIC”) as receiver for Palm Desert National.

This Current Report on Form 8-K/A (this “Amendment”) amends, updates and supplements the disclosure provided in Item 7.01 of the Original Report.  Except as otherwise provided herein, the other disclosures made in the Original Report remain unchanged.  To the extent additional financial information is required by Item 9.01, the Company will further amend the Original Report and this Amendment at a later date.

The statements contained in this Amendment that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Company.  These forward-looking statements may include, without limitation, statements regarding the Company’s expectations concerning its financial condition, operating results, cash flows, earnings, net interest margin, net interest income, efficiencies achieved through combination of operational processes, liquidity, and capital resources.  Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company.  There can be no assurance that future developments affecting the Company will be the same as those anticipated by management.  The Company cautions readers that any number of factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements.  Factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s 2011 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and available at the SEC's Internet site (http://www.sec.gov).  The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective April 27, 2012, the Bank assumed all of the deposits and acquired essentially all of the assets of Palm Desert National from the FDIC, as receiver for Palm Desert National (the “Acquisition”), pursuant to the terms of a Purchase and Assumption Agreement dated as of April 27, 2012 (the “Agreement”) with the FDIC.

The transaction was structured as a whole bank purchase and assumption without a loss sharing agreement.  The Bank participated in a competitive bid process with the FDIC.  The FDIC accepted Pacific Premier’s bid, which included an asset discount bid of $32.2 million and no deposit premium.

Palm Desert National had approximately $129.6 million in total assets including approximately $75.9 million in gross loans, and $115.5 million in total deposits at April 27, 2012, based on the FDIC closing statements.  Approximately $34.1 million of the deposits assumed from Palm Desert National are wholesale deposits.  The Bank does not intend to renew these wholesale deposits at their contractual maturities.   The foregoing amounts represent Palm Desert National’s book value and do not necessarily reflect the fair value of the assets acquired or liabilities assumed.  The final carrying values of the acquired assets and assumed liabilities and the final list of such assets acquired and liabilities assumed remain subject to adjustment and revision by the FDIC and the Bank.  Once such terms are finalized and agreed to, the acquisition will be deemed to be effective as of April 27, 2012.

The terms of the Agreement provide for the FDIC to indemnify the Bank against certain claims, including claims with respect to liabilities and assets of Palm Desert National or any of its affiliates not assumed or otherwise purchased by the Bank and with respect to claims based on any action by Palm Desert National’s directors, officers and other employees.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, copies of which are attached hereto as Exhibit 2.1.

ITEM 2.01                      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

To the extent that financial statements are required by this Item, such financial statements will be filed in an amendment to this Current Report no later than July 13, 2012.

(b) Pro Forma Financial Information

To the extent that pro forma financial information is required by this Item, such information will be filed in an amendment to this Current Report no later than July 13, 2012.

(d) Exhibits

Exhibit
Number
2.1
Purchase and Assumption Agreement –Whole Bank All Deposits, Among Federal Deposit Insurance Corporation, Receiver of Palm Desert National Bank, Palm Springs, California, Federal Deposit Insurance Corporation and Pacific Premier Bank, Costa Mesa, California dated as of April 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated:	May 3, 2012	By:	/s/ STEVEN R. GARDNER
Steven R. Gardner
President and Chief Executive Officer

EXHIBIT INDEX
Exhibit
Number

2.1
Purchase and Assumption Agreement –Whole Bank All Deposits, Among Federal Deposit Insurance Corporation, Receiver of Palm Desert National Bank, Palm Springs, California, Federal Deposit Insurance Corporation and Pacific Premier Bank, Costa Mesa, California dated as of April 27, 2012.